Exhibit 99.10

FOR IMMEDIATE RELEASE: GENCOR LISTING ON NASDAQ

December 17, 2007- Gencor Industries, Inc. announced it has been approved for listing on the NASDAQ stock exchange. The Company’s stock will be available for trading on NASDAQ under the symbol “GENC” beginning December 20, 2007.

E.J. Elliott, Gencor’s Chairman, stated, “We are pleased to be listed on NASDAQ. This should provide enhanced visibility for Gencor and provide our shareholders additional liquidity. NASDAQ has developed into the exchange of choice for high-growth industrial companies as well as technology companies. As the world’s largest electronic stock market, NASDAQ promotes innovation and attracts leading growth companies.”

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications. This press release and our other communications and statements may contain “forward-looking statements,” including statements about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. For information concerning these factors and related matters, see Item 2, “Management’s Discussion and Analysis of Financial Position and Results of Operations,” in our Annual Report on Form 10-K for the year ended September 30, 2006: (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Position and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of this Report. We do not undertake to update any forward-looking statement, except as required by law.